QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

Registration Statement
Form	Number	Purpose
S-8	33-27984	Pertaining to Aon's savings plan
S-8	33-42575	Pertaining to Aon's stock award plan and stock option plan
S-8	33-59037	Pertaining to Aon's stock award plan and stock option plan
S-3	333-50607	Pertaining to the registration of 369,000 shares of common stock
S-8	333-55773	Pertaining to Aon's stock award plan, stock option plan, and employee stock purchase plan
S-3	333-78723	Pertaining to the registration of debt securities, preferred stock and common stock
S-4	333-168320	Pertaining to the registration of 4,545,566 shares of common stock registered on Post Effective Amendment No. 1
S-4	333-57706	Pertaining to the registration of up to 3,852,184 shares of common stock
S-3	333-74364	Pertaining to the registration of debt securities, preferred stock, common stock, share purchase contracts, and share purchase units
S-3	333-100466	Pertaining to the registration as amended of 2,707,018 shares of common stock
S-8	333-103344	Pertaining to the registration of common stock
S-8	333-106584	Pertaining to Aon's deferred compensation plan
S-8	333-145928	Pertaining to the registration of common stock
S-8	333-145930	Pertaining to the registration of common stock underlying equity securities issued to Aon's president and chief executive officer
S-3	333-159841	Pertaining to the registration of debt securities, preferred stock, common stock, convertible securities, share purchase contracts, share purchase units and guarantees of our reports dated February 25, 2011, with respect to the consolidated financial statements of Aon Corporation and the effectiveness of internal control over financial reporting of Aon Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
February 25, 2011

QuickLinks

  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM